Exhibit 99.1




                         Form 4 Joint Filer Information

Name:                                  DiMaio Ahmad Management LLC
Address:                               c/o DiMaio Ahmad Capital LLC
                                       245 Park Ave
                                       New York, NY 10167

Designated Filer:                      DiMaio Ahmad Capital LLC
Issuer & Ticker Symbol:                SunCom Wireless Holdings, Inc. [SCWH.OB]
Date of Event Requiring Statement:     August 22, 2007
Signature:                             /s/ Nassar Ahmad - Authorized Signatory

Name:                                  Jack DiMaio
Address:                               c/o DiMaio Ahmad Capital LLC
                                       245 Park Ave
                                       New York, NY 10167
Designated Filer:                      DiMaio Ahmad Capital LLC
Issuer & Ticker Symbol:                SunCom Wireless Holdings, Inc. [SCWH.OB]
Date of Event Requiring Statement:     August 22, 2007
Signature:                             /s/ Jack DiMaio

Name:                                  Nasser Ahmad
Address:                               c/o DiMaio Ahmad Capital LLC
                                       245 Park Ave
                                       New York, NY 10167
Designated Filer:                      DiMaio Ahmad Capital LLC
Issuer & Ticker Symbol:                SunCom Wireless Holdings, Inc. [SCWH.OB]
Date of Event Requiring Statement:     August 22, 2007
Signature:                             /s/ Nassar Ahmad